UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, the board of directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed Joan Lau, PhD to the Board as a Class II director to serve until the Company’s 2026 Annual Meeting of Stockholders and until her successor is duly elected and qualified, effective immediately.

Dr. Lau, age 53, co-founded Spirovant Sciences Inc., formerly Talee Bio, Inc., a company focused on the discovery and development of gene therapies for respiratory diseases, in 2016 and has served as its Chief Executive Officer since May 2016. In 2013, Dr. Lau co-founded, and is currently a partner in, Militia Hill Ventures, a firm that creates and builds innovative life science entities. Dr. Lau has served as a trustee of Brandywine Realty Trust (NYSE: BDN), a real estate company, since February 2023, and serves as a director for RiboNova Inc., a privately-held biopharmaceutical company. Dr. Lau previously served as a director of Renovacor, Inc. (NYSE: RCOR), a biotechnology company, from September 2021 until it was acquired by Rocket Pharmaceuticals, Inc. in December 2022. Dr. Lau earned an MBA from the Wharton School at the University of Pennsylvania, a Ph.D. in Medical Neuroscience from the University of Cincinnati College of Medicine, and a BSE in Bioengineering from the University of Pennsylvania.

In accordance with the Company’s non-employee director compensation policy, Dr. Lau will receive an annual cash retainer of $45,000 for her service as a director, which will be pro-rated through the Company’s 2024 Annual Meeting of Stockholders. In addition, Dr. Lau was granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on October 16, 2023, and 25,000 restricted stock units for her service as a director. The equity awards were made under the Company’s Amended and Restated 2018 Long Term Incentive Plan. The restricted stock units and the shares underlying the option will vest and become exercisable on October 16, 2024, subject to Dr. Lau’s continued service to the Company. Dr. Lau will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Dr. Lau and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Dr. Lau and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: October 17, 2023	By:	/s/ Mark Strobeck
Mark Strobeck
Chief Executive Officer